EX-99.CERT 11b

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. §1350, and accompanies the report on Form N-CSRS for the period ended June 30, 2013 of California Daily Tax Free Income Fund, Inc. (the “Company”).

Each of the undersigned officers of the Company hereby certify that, to the best of such officer’s knowledge:

(i) the Form N-CSRS fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 5, 2014	/s/ Michael P. Lydon
Michael P. Lydon
President

Date: March 5, 2014	/s/ Esther Cheung
Esther Cheung
Treasurer and Assistant Secretary